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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AMFM Inc.:

We consent to the incorporation by reference herein of our report dated January 31, 1997 relating to the consolidated statements of operations, stockholders' equity and cash flows of Chancellor Media Corporation (currently AMFM Inc.) and subsidiaries for the year ended December 31, 1996, and all related schedules, which report appears in the December 31, 1998 annual report on Form 10-K of Chancellor Media Corporation (currently AMFM Inc.).


                                    KPMG LLP


Dallas, Texas
July 14, 1999